UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2021

SELECT ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38066	81-4561945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1233 West Loop South, Suite 1400

Houston, TX 77027

(Address of Principal Executive Offices)

(713) 235-9500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	WTTR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 2, 2021 (the “Effective Date”), Select Energy Services, Inc. (the “Company”) decided to realign leadership responsibilities relating to its organizational structure. As of the Effective Date, Michael Skarke will act as Executive Vice President and Chief Operating Officer and will oversee each of the Company’s operating segments. Adam Law will act as Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer and will oversee the Company’s legal, human resources, safety and compliance functions. Prior to the Effective Date, Mr. Skarke served as Executive Vice President, Corporate Development, Sales and Operational Support, and Mr. Law served as Senior Vice President, General Counsel and Corporate Secretary. The Company has not and does not intend to enter into or amend any compensatory arrangements with Mr. Skarke or Mr. Law in connection with the change to each such individual’s role and responsibilities as described herein. For an explanation of the business experience of Messrs. Skarke and Law, please see their respective biographies as disclosed in the Company’s definitive proxy statement for the 2021 annual meeting of stockholders filed with the Securities and Exchange Commission on March 25, 2021.

There are no family relationships between Mr. Skarke or Mr. Law and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Skarke or Mr. Law and any other persons pursuant to which such individual was selected in their new position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2021

SELECT ENERGY SERVICES, INC.

By:	/s/ Adam R. Law
Adam R. Law
Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer